UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2019

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FUNC	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.

On Friday, December 13, 2019, Driver Management Company LLC (“Driver”) demanded in a letter to certain members of the Board of Directors (the “Board”) of First United Corporation (the “Corporation”) that the Board immediately amend the Corporation’s Amended and Restated Bylaws, as amended (the “Bylaws”), to provide for a plurality voting exception in the case of a contested election to the majority voting standard set forth in the Bylaws (the “Plurality Carve-Out Demand”). Driver demanded in its letter that the Board respond to the Plurality Carve-Out Demand prior to Monday, December 16, 2019.

A contested election is one in which there are more director nominees than there are directorships up for election. A majority voting standard means that a director nominee will be elected if he or she receives a majority of the votes cast in the election. A plurality voting standard means that a director nominee will be elected if he or she receives the most votes cast in the election, even if the number of votes is less than a majority.

Between December 13th and December 15th, counsel for the Corporation and Driver discussed the Plurality Carve-Out Demand by phone and e-mail. The Corporation’s counsel explained that the Board was aware of the lack of a plurality carve-out in the Bylaws and that the Board intended to address this issue after its Nominating and Corporate Governance Committee had conducted a fulsome, holistic review of the Bylaws, with an eye toward addressing changing shareholder expectations and evolving corporate governance practices. The Corporation’s counsel also explained that, while this review was ongoing, and in light of Driver’s demand for a response prior to Monday, December 16, 2019, the Board would convene no later than the morning of Monday, December 16, 2019 for the purpose of voting on the approval of a plurality carve-out with respect to the majority voting standard in the event that there is a contested director election at the 2020 annual meeting of shareholders. The Corporation’s counsel stated his belief that the Board would approve this carve-out and that he would notify Driver’s counsel when such approval had been obtained. Finally, the Corporation’s counsel explained that, rather than making a one-off amendment, the Board should wait to make any formal amendments to the Bylaws until the above-mentioned review had been completed, and that the proposal should adequately address Driver’s Plurality Carve-Out Demand. Driver’s counsel initially stated the proposal seemed reasonable, but that sentiment changed between December 15, 2019 and December 16, 2019.

At a meeting held on December 16, 2019, the Board, including each of its Class I directors whose term will expire at the conclusion of the 2020 annual meeting of shareholders, approved a plurality voting exception for the 2020 annual meeting of shareholders such that if there is a contested election at that meeting and if any incumbent Class I director is ultimately nominated by the Board for election but fails to receive a plurality of votes cast in the election, then such incumbent director will resign from the Board and the Board will fill the vacancy created by such resignation with the director nominee who does receive the most votes cast in the election.

The Maryland General Corporation Law (the “MGCL”) provides that, unless provided otherwise in a Maryland corporation’s charter or bylaws, directors will be elected at each annual meeting of shareholders by a plurality vote. Since its incorporation in 1985, the bylaws of the Corporation have provided for a majority voting standard. This standard is generally considered to be far more shareholder friendly than the default plurality voting standard permitted by the MGCL, and that is why the Corporation’s initial Board chose this voting standard, and it has since not been changed. In fact, Driver has known about the Corporation’s majority voting standard since at least April 2, 2019 and has publicly stated that, through that standard, “FUNC has empowered shareholders with a meaningful voice[.]”  See https://www.sec.gov/Archives/edgar/data/763907/000147793219001382/dmc_px14a6g.htm.

A majority voting standard is not, however, without its limitations. Specifically, in the case of a contested director election, a majority voting standard can result in no director nominee being elected to the Board for a new term, because it is possible that no nominee for a particular directorship position will receive a majority of all votes cast. In that case, the incumbent director will remain on the Board as a “hold-over director” even though he or she did not receive a majority of the votes cast. To address this possibility, some corporations have adopted a “plurality voting exception” to the majority voting standard in the case of contested elections. In the 34 years since its incorporation, the Corporation has never had a contested election and, until Friday, December 13, 2019, no shareholder has asked the Corporation to change its voting standard for director elections.

Important Additional Information

The Corporation, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from the Corporation’s shareholders in connection with the Corporation’s 2020 annual meeting. The Corporation intends to file a definitive proxy statement and a proxy card with the Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Corporation’s shareholders. SHAREHOLDERS OF THE CORPORATION ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Exhibit 99.1 attached to this Current Report on Form 8-K (“Exhibit 99.1”) and incorporated herein by reference contains information regarding the direct and indirect interests, by securities holdings or otherwise, of the Corporation’s directors and executive officers in the Corporation’s securities. If the holdings of the Corporation’s securities change from the amounts provided in Exhibit 99.1, such changes will be set forth in SEC filings on Forms 3, 4, and 5, which can be found through the Corporation’s website at http://investors.mybank.com/ or through the SEC’s website at www.sec.gov. Information can also be found in the Corporation’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2018. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2020 annual meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Corporation with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Corporation’s website at http://investors.mybank.com/.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibits filed or furnished with this report are listed in the following Exhibit Index:

Exhibit No.	Description

99.1	Security holdings of directors and executive officers (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: December 16, 2019	By:	/s/ Tonya K. Sturm
Tonya K. Sturm
Senior Vice President & CFO

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